UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32330	11-3707493
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

399 Park Avenue, 18th Floor, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into a Material Definitive Agreement.

On October 4, 2007, NorthStar Realty Finance Corp. (the “Company”), in connection with the expiration of the three-year term of certain employment agreements with certain of its executive officers, entered into new employment and non-competition agreements with the following executive officers:

•                  David T. Hamamoto (President and Chief Executive Officer)

•                  Andrew C. Richardson (Chief Financial Officer, Executive Vice President and Treasurer)

•                  Daniel R. Gilbert (Executive Vice President)

•                  Richard J. McCready (Chief Operating Officer and Executive Vice President)

•                  Daniel Raffe (Executive Vice President)

Messrs. Hamamoto, Richardson, Gilbert, McCready and Raffe are each referred to herein as an “Executive” and collectively as the “Executives”.  The employment and non-competition agreements with Messrs. Hamamoto, Richardson, Gilbert, McCready and Raffe are referred to collectively herein as the “Employment Agreements”.

Each Employment Agreement has an initial term of three years.  Following the initial term, each Employment Agreement automatically will extend on an annual basis for one additional year, unless notice not to renew that Employment Agreement is given 90 days prior to the expiration of its term.

Each Executive will receive an initial annual base salary per annum as follows:  David T. Hamamoto ($950,000); Andrew C. Richardson ($500,000); Daniel R. Gilbert ($500,000); Richard J. McCready ($400,000); and Daniel D. Raffe ($500,000).

In subsequent years during the term, the base salary under each Employment Agreement will be subject to annual review and adjustment from time to time by the compensation committee of the board of directors of the Company. Each Employment Agreement also provides that the Executive may be entitled to an annual cash bonus under a plan adopted and approved by the board of directors of the Company or a committee thereof from time to time, with applicable corporate and individual performance targets and maximum award amounts determined by the Company’s board of directors or a committee thereof.  Each Employment Agreement also provides that the executive may participate in the Company’s equity compensation plans, including the 2004 Omnibus Stock Incentive Plan and the 2006 Outperformance Plan.  In addition, each Executive is eligible to participate in all fringe benefit plans and retirement plans of the Company, as are generally available to the other senior management employees of the Company, such as health insurance plans, disability insurance plans, life insurance plans, expense reimbursement and the Company’s 401(k) retirement plan.

Each Employment Agreement provides that the Executive will receive severance payments in the event of termination of his employment by the Company (other than a termination for “cause,” as defined in each Employment Agreement) or by the Executive with “good reason” (also as defined in each Employment Agreement).

In the event of termination of employment as a result of death or disability, these severance payments include payment of (1) base salary through the date of termination, (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect) and (3) 1.0 times the Executive’s base salary at the rate in effect on the date of termination, plus full vesting of all Company equity awards.

In the event of termination of employment for any other reason than those described above, these severance payments include payment of (1) base salary through the date of termination, (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect) and (3) an amount equal to the Executive’s total compensation in effect prior to the date of termination (which is generally defined to mean base salary plus the average of the annual bonuses (including cash bonuses and annual bonuses paid in LTIPs or other securities) earned for the three years prior to the year in which the termination occurs) multiplied by 2.25 in the case of Mr. Hamamoto, 1.5 in the case of Messrs. Richardson, Gilbert and McCready and 1.0 in the case of Mr. Raffe, plus in each case full vesting of all Company equity awards.

If payments made under an Employment Agreement (or any other plans or agreements) are subject to excise tax under the provisions of Section 4999 of the Internal Revenue Code, each Employment Agreement provides that the Company will pay the Executive an additional amount such that the amount retained by him would equal the net amount of payments which would have been received by him absent application of the excise tax.

Pursuant to each Employment Agreement, each Executive has agreed that, during his employment with the Company and for a period of one year following the termination of his employment, he will not solicit, directly or indirectly, any of the Company’s employees, officers, consultants or joint venture partners to terminate their employment or other relationships with the Company. In addition, pursuant to each Employment Agreement, each Executive has agreed that during his employment with the Company and for a period of one year following the termination of his employment (other than under certain circumstances, including upon the expiration of the term of his Employment Agreement at the election of the Company or termination by the Company of the Executive without “cause” (as defined in each Employment Agreement)), that he will not engage in any business that competes directly with the principal businesses conducted by the Company as of the date of the Executive’s termination of employment.

On October 4, 2007, in connection with the Employment Agreements, the compensation committee of the board of directors of the Company approved long-term retention awards under the Company’s 2004 Omnibus Stock Incentive Plan in the form of partnership units of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (“LTIPs”), that are ultimately exchangeable for shares of the Company’s common stock or cash, at the Company’s election, as follows:  David T. Hamamoto (656,045 LTIPs); Andrew C. Richardson (374,883 LTIPs); Daniel R. Gilbert (374,883 LTIPs); Richard McCready (187,441 LTIPs); and Daniel Raffe (93,721).  These awards vest over a four year period, with 10% vesting quarterly beginning on January 29, 2008 and 30% vesting quarterly each year thereafter.

The foregoing summary is qualified in its entirety by reference to the Employment Agreements, which are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 hereto and incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and David T. Hamamoto
99.2	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and Andrew C. Richardson
99.3	Executive Employment and Non-Competition Agreement, dated as of October 4,

2007, between the Company and Daniel R. Gilbert
99.4	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and Richard J. McCready
99.5	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and Daniel Raffe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: October 5, 2007	By:	/s/ Albert Tylis
Albert Tylis Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and David T. Hamamoto
99.2	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and Andrew C. Richardson
99.3	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and Daniel R. Gilbert
99.4	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and Richard J. McCready
99.5	Executive Employment and Non-Competition Agreement, dated as of October 4, 2007, between the Company and Daniel Raffe